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                                                                    EXHIBIT 23.5

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-__________) of Pulitzer Publishing Company of our report dated November 13, 1998 relating to the financial statements of Kelly Broadcasting Co., which appear in the Hearst-Argyle's Current Reports on Form 8-K dated September 17, 1998, as amended by Form 8-K/A dated December 7, 1998. We also consent to the reference to our firm under the caption "Experts."


PRICEWATERHOUSECOOPERS LLP


Sacramento, California
December 23, 1998